Exhibit 5.1

(269) 337-7700

July 26, 2022

Helius Medical Technologies, Inc.

642 Newtown Yardley Road

Suite 100

Newtown, PA 18940

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Helius Medical Technologies, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-266107) and each amendment thereto (collectively, as amended and supplemented from time to time, the “Registration Statement”) relating to the offer and sale by the Company of up to $15,000,000 in the aggregate sale price of (i) shares (“Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), (ii) immediately exercisable warrants to purchase shares of Common Stock (“Public Warrants”), one Public Warrant to be issued for each Share or Pre-Funded Warrant purchased, (iii) for some purchasers, in lieu of Shares, pre-funded warrants to purchase shares of Common Stock (“Pre-Funded Warrants,” and together with the Public Warrants, the “Warrants”), and (iv) the shares of Common Stock (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”) issuable upon exercise of the Warrants. The Securities are to be sold to the public as described in the Registration Statement and pursuant to the placement agency agreement referred to in the Registration Statement (the “Placement Agency Agreement”). We have assumed that the sale of the Shares and Warrants by the Company, the exercise price of the Public Warrants, and the sale and exercise of the Pre-Funded Warrants will be at a price established by the Pricing Committee of the Board of Directors of the Company at a price no less than the minimum price authorized by the Board of Directors as of the date hereof, in accordance with the Delaware General Corporation Law. We have also assumed that, (i) the Warrant Shares will be properly delivered to the persons exercising the Warrants, and (ii) at the time of exercise of the Warrants, the consideration for the issuance and sale of the Common Stock in connection with such exercise plus any purchase price for the applicable Warrant is an amount that is not less than the par value of the Common Stock. With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued and available for issuance.

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Delaware General Corporation Law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that:

1.	The Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable. The Warrant Shares, when they and the Warrants are offered, sold, issued and delivered by the Company and the Warrants are validly exercised as described in the Registration Statement and the related prospectus and in accordance with, and in the manner set forth in, the Placement Agency Agreement and the Warrants (including, without limitation, the payment in full of all applicable consideration therefor, including the purchase price for the Warrant and the exercise price, and issuance and delivery of the Warrant Shares as described therein, including proper execution and delivery to the persons exercising the Warrants of certificates for the underlying Warrant Shares in the form approved by the Company’s Board of Directors), against payment therefor, will be validly issued, fully paid and non-assessable.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

(269) 337-7700

2.	When the Warrants have been offered, sold, issued, duly executed and delivered by the Company as described in the Registration Statement and the related prospectus, and in accordance with, and in the manner set forth in, the Placement Agency Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, such Warrants will constitute binding obligations of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

EJJ/GDP/RZK

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402